Exhibit 10.67

Equity Plan

Vast Renewables Limited ACN 136 258 574

SYDNEY | MELBOURNE | PERTH

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	7.4	Shares to rank equally	8
8	Share Vesting Conditions		8
	8.1	Conditions	8
	8.2	Compliance by Participant	8
	8.3	No hedging	8
	8.4	Refusal to register transfer	8
	8.5	Retention of Holding Statements	8
	8.6	Waiver	9
	8.7	Vesting	9
	8.8	Shares cease to be subject to Shares Vesting Conditions	9
	8.9	Notification upon request by Participant	9
9	Forfeiture of Shares		9
	9.1	Forfeiture of Unvested Shares	9
	9.2	Treatment of Forfeited Shares	10
	9.3	Effect of forfeiture	10
	9.4	Conditions on forfeiture	10
10	Voting rights and dividends of Shares		10
11	Rights issues and bonus issues		11
12	Capital reconstructions		11
13	Issue of Options or Rights		11
	13.1	Acceptance by Participant	11
	13.2	Acceptance by Company	11
	13.3	Certificates	12
	13.4	Interest in Shares	12
14	Exercise of Options and Rights		12
	14.1	Exercise	12
	14.2	Adjustment to terms of exercise	12
	14.3	Exercise of Options or Rights	13
	14.4	Cashless exercise of Options or Rights	13
	14.5	Loans and security	14

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	14.6	One or several parcels	14
	14.7	Vesting	14
	14.8	Issue of Shares	14
	14.9	Agrees to become a member	15
	14.10	Equal rank	15
15	Lapse of Options and Rights		16
	15.1	Lapse of Options or Rights	16
	15.2	On lapsing	16
16	Dealings with Options and Rights		16
	16.1	No Dealing	16
	16.2	No hedging	17
17	Participation rights in new issues, reorganisations of capital and winding up		17
	17.1	Application of this Rule	17
	17.2	New issues	17
	17.3	Pro rata issues	17
	17.4	Bonus issues	17
	17.5	Reorganisation of capital	17
	17.6	Winding up	18
	17.7	Fractions of Shares	18
	17.8	Calculations and adjustments	18
	17.9	Notice of adjustments	18
	17.10	Accumulation of adjustments	18
18	Cessation of employment		18
	18.1	Cessation of employment	18
	18.2	Board discretion	19
19	Change of Control Event		19
	19.1	Change of Control Event	19
	19.2	Notice to Participants	19
20	Breach, fraud or misconduct		20
21	Clawback		20

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22	Amendments of Rules	21
23	Administration of Plan	21
24	Appointment of trustee	21
25	Rights of Participants	22
26	Attorney	22
27	ASIC relief	22
28	Notices	23
29	Governing Law	23
30	International Participants	23
Schedule 1	Dictionary	24
1	US APPENDIX	32
2	Certain Definitions.	32
3	Section 409A	32
4	Incentive Stock Options	33
5	Trusts	34
6	Securities Laws	34
7	Clawback	35

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1Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;
(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and
(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.
1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

2Purpose

The purpose of the Plan is to:

(a)	provide an equity component of remuneration to Participants to enable the Company to compete effectively for the calibre of talent required in order for it to be successful; and
(b)	assist Participants to increase their holdings of Shares, aligning them with the interests of other Shareholders.

3Commencement

The Plan will commence on a date determined by resolution of the Board.

4Principal conditions

4.1	Compliance with laws

Notwithstanding the Rules or the terms of any Award, no Award may be offered, issued or exercised, and no Share may be issued pursuant to the exercise of Options or Rights under the Plan:

(a)	if to do so:
(i)	would contravene the Corporations Act, the Listing Rules or any other Applicable Law; or
(ii)

would contravene the local laws or customs of a Participant’s country of residence or in the opinion of the Board would require actions to comply with those local laws or customs which are impractical or unreasonably onerous; or

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(b)

to any person referred to in Listing Rule 10.14 (which includes a Director) without Shareholder Approval (unless an exemption from the Shareholder Approval requirement applies) if the Company is listed on the ASX at the time.

4.2	No prohibited financial assistance

No person may, whether directly or indirectly, provide financial assistance that is prohibited by the Corporations Act to a Participant for the purposes of, or in connection with, the acquisition or exercise of Awards under the Plan.

4.3	Plan limit
(a)

Where an Offer which requires Monetary Consideration is made under the Plan, the Board must, at the time of making the Offer, have reasonable grounds to believe that the Offer complies with the Issue Cap.

(b)	The Issue Cap is subject to adjustment or increase:
(i)	as may be permitted by Applicable Law; and
(ii)	to a limit prescribed in the Constitution in accordance with Applicable Law.
4.4	Quotation
(a)

If the Company is listed on the ASX, Options and Rights will not be quoted on ASX. However, application will be made to ASX for official quotation of any Shares issued for the purposes of the Plan, including pursuant to the exercise of Options and Rights, to the extent required by Listing Rule 2.4 if the Company’s Shares are listed on ASX at that time.

5Offers

5.1	Board to make Offer

Subject to Rule 4.1, the Board may, in its absolute discretion, offer Awards to any Participant from time to time as determined by the Board and in exercising that discretion.

5.2	Prospective Participants

Subject to Rule 4.1, the Board may, in its absolute discretion, offer Awards in accordance with these Rules to a person where the Offer is conditional on the person becoming a Participant.

5.3	Number of Awards

Subject to Rule 4.3, the number of Awards the subject of an Offer to a Participant will be determined by the Board in its absolute discretion and in accordance with the Rules, Applicable Law and the Remuneration Policy.

5.4	Form of offer – No Monetary Consideration

An Offer which requires no Monetary Consideration (other than an Offer that does not require disclosure to any investor under Part 6D.2 of the Corporations Act because of section 708 of the Corporations Act) must be expressed to be made under Division 1A of Part 7.12 of the Corporations Act.

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5.5	Form of Offer – Monetary Consideration

An Offer which requires Monetary Consideration (other than an Offer that does not require disclosure to any investor under Part 6D.2 of the Corporations Act because of section 708 of the Corporations Act) must be made in an Offer Document, and expressed to be made under Division 1A of Part 7.12 of the Corporations Act. Information contained in Offer Document

An Offer Document must include or be accompanied by the terms of the Offer (or a summary of the terms of the Offer), as required under Applicable Law, including:

(a)	the name and address of the Participant to whom the Offer is made:
(b)	the date of the Offer;
(c)	the First Acceptance Date, which must be at least 14 days after receiving the Offer Document;
(d)	the Final Acceptance Date;
(e)	the maximum number of Awards which the Participant may apply for;
(f)	the Grant Conditions (if any) attaching to the Awards the subject of the Offer;
(g)	in respect of an Offer of Shares:
(i)	the Issue Price (if any) or the manner of determining the Issue Price (if any) of the Shares; and
(ii)	details of the Share Vesting Conditions (if any) attaching to the Shares;
(h)	in respect of an Offer of Options or Rights:
(i)	the Issue Price (if any) or the manner of determining the Issue Price (if any) of the Options or Rights;
(ii)	details of Option Vesting Conditions or Right Vesting Conditions (if any) attaching to the Options or Rights;
(iii)	the First Exercise Date of the Options or Rights;
(iv)	the Last Exercise Date of the Options or Rights;
(v)	the Exercise Price (if any) or the manner of determining the Exercise Price (if any) of the Options or Rights;
(i)	the Vesting Period (if any) applicable to the Shares, Options or Rights the subject of the Offer;
(j)	any other specific terms and conditions applicable to the Offer;

and, to the extent required by Applicable Law:

(k)	a prominent statement to the effect that:
(i)	any advice given by the Company in relation to Awards issued under the Plan, and Shares issued upon exercise of the Options or Rights, does not

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take into account a Participant’s objectives, financial situation and needs; and

(ii)	the Participant should obtain their own financial product advice in respect of the Offer from a person who is licensed by ASIC to give such advice;
(l)	general information about the risks of acquiring and holding the Shares, Options or Rights (and underlying Shares) the subject of the Offer;
(m)	an explanation of how a Participant could, from time to time, ascertain the market price of the Shares underlying the Options or Rights;
(n)

the terms of any loan or contribution plan under which a Participant may obtain Shares, Options or Rights (or else a summary of the terms of any loan or contribution plan and a statement that, on request, a copy of the terms of the loan or plan will be provided to the Participant);

(o)

the trust deed of any trust that will hold Shares, Options or Rights on trust for a Participant (or else a summary of the trust deed and a statement that, on request, a copy of the full deed will be provided to the Participant);

(p)

a copy of any disclosure document prepared by the Company under Part 6D.2 of the Corporations Act, or a product disclosure statement prepared under Part 7.9 of the Corporations Act, in the 12 months before the date of the Offer (or else a statement directing the Participant to any such document);

(q)

if the Company wishes to reduce liability in connection with the Offer Document in accordance with section 1100Z(3) of the Corporations Act, a statement to the effect that a person mentioned in section 110Z(2) of the Corporations Act is not liable for any loss or damage suffered by the Participant (or Nominated Party) because of a contravention of a term of the Offer covered by subsections 1100Z(1)(a), (b) or (c) of the Corporations Act in circumstances where:

(i)	the person made all inquiries (if any) that were reasonable in the circumstances and, after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(ii)	the person did not know that the statement was misleading or deceptive; or
(iii)	the person placed reasonable reliance on information given to them by:
(A)	if the person is a body corporate, someone other than a director, employee or agent of the body corporate; or
(B)	if the person is an individual, someone other than an employee or agent of the individual;
(iv)	the person is a person mentioned in item 3 or 4 in section 1100Z(2) of the Corporations Act and they provide that the publicly withdrew their consent to being named in the Offer Document; or
(v)	the contravention arose because of a new circumstance that has arisen since the Offer Document was prepared and the person proves that they were not aware of the matter;
(r)	a copy of these Rules; and

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(s)	any other information that is required by Applicable Law (if applicable).

Note: The Company should obtain tax advice prior to the Board offering Awards to ensure that it is implemented in a manner to achieve the desired tax outcomes at the time. Participants should obtain their own independent advice on taxation consequences which may apply to them in relation to the Awards under the Plan. For the avoidance of doubt, the Company will not be responsible for any tax which may be payable by a Participant in connection with the Awards under the Plan.

5.6	Issue Price and Exercise Price

The Issue Price (if any) in respect of a Share, Option or Right and the Exercise Price (if any) in respect of an Option or Right (subject to any adjustment under the Plan):

(a)	is as determined by the Board in its absolute discretion; and
(b)	must be denominated and payable in US dollars, unless otherwise determined by the Board.
5.7	Terms
(a)

The terms and conditions applicable to an Offer, including the Final Acceptance Date, the First Exercise Date, the Last Exercise Date, any Grant Conditions, any Vesting Conditions and any Vesting Period, are as determined by the Board (in its absolute discretion) and must include any terms required by Applicable Law.

(b)

The terms and conditions applicable to an Offer, and any documents accompanying the Offer Document, must not include any misleading or deceptive statements, or omit any information that would result in those materials becoming misleading or deceptive.

(c)

Where the Company is required to provide an Offer Document under Rule 0, the Company must provide each Participant with an updated Offer Document (and terms and conditions of the Offer) as soon as practicable if, before the Last Acceptance Date set out in the Offer Document, it becomes aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect.

(d)

Each Director of the Company and each Liable Person must notify the Company in writing as soon as practicable if, before the Last Acceptance Date set out in the Offer Document, that person becomes aware that a material statement in the terms and conditions or the Offer Document, is misleading or deceptive, that information was omitted from those materials that has resulted in one or more of them being misleading or deceptive, or a new circumstance has arisen during the application period which means the terms and conditions or the Offer Document is out of date, or otherwise not correct, in a material respect.

5.8	Contravention of the terms of the Offer
(a)

Subject to paragraph (b), where a Participant suffers Loss because of a contravention of a term of the Offer covered by section 1100Z(1) of the Corporations Act, that Participant can recover the amount of Loss in accordance with section 1100Z(2) of the Corporations Act.

(b)

The Directors, the Company and each Liable Person are not liable for any Loss suffered by a Participant because of a contravention of a term of the Offer covered by section 1100Z(2) of the Corporations Act, if:

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(i)	the person complied with sections 1100(Z)(3)(a)-(e) of the Corporations Act; and
(ii)	a statement to the effect of that set out in Rule 5.5(q) was included in the Offer Document.
5.9	Offer personal

Subject to Rule 5.10, an Offer is personal and can only be accepted by the Participant to whom the Offer is made.

5.10	Nominated Party
(a)

Upon receipt of an Offer, a Participant may, by notice in writing to the Board, nominate a Nominated Party of that Participant in whose favour the Participant wishes the Shares, Options or Rights the subject of the Offer to be issued.

(b)	The Board may, in its absolute discretion, decide not to permit the Shares, Options or Rights the subject of an Offer to be issued to a Nominated Party without giving any reason for that decision.
(c)

If the Board decides to permit the Shares, Options or Rights the subject of an Offer to be issued to a Nominated Party, the Participant will procure that the Nominated Party also agrees to be bound by the Rules.

6Application for Awards

6.1	Acceptance of Offer
(a)

Subject to Rule 6.1(b), a Participant may accept an Offer by giving to the Company an Application (and in the case of an Offer of Awards that have an Issue Price, paying the Issue Price) by the Final Acceptance Date, or if an Offer Document is not required pursuant to Rule 0, by such date advised by the Company to the Participant when making the Offer (if any). In the Application, the Participant may apply for the Awards the subject of the Offer to be issued to the Participant or a Nominated Party (if approved by the Board in accordance with Rule 5.10).

(b)	A Participant may not accept an Offer, and an Application will not be accepted if, at the date the Application would otherwise be accepted:
(i)	the Participant is not an Employee;
(ii)	the Participant has given notice of his or her resignation as an Employee or NED; or
(iii)	the Participant has been given notice of termination of employment as an Employee or NED.
(c)	The Board may, in its absolute discretion, refuse to allow a Participant to participate in the Plan even though an Application is received from the Participant in accordance with Rule 6.1(a).
6.2	Lapse of Offer

An Offer that is not accepted in accordance with Rule 6.1 will lapse at 5.00pm (Australia Eastern Time) on the Final Acceptance Date, or if an Offer Document is not required

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pursuant to Rule 0, by such date advised by the Company to the Participant when making the Offer (if any).

6.3	Withdrawal of Offer prior to acceptance

The Board reserves the right (subject to any Applicable Law) to withdraw an Offer made to a Participant, provided that the Offer has not yet been accepted in accordance with Rule 6.1.

7Issue of Shares

7.1	Acceptance by Participant

By accepting an Offer for Shares in accordance with Rule 6.1, the Participant and the Nominated Party (if applicable) will be taken to have:

(a)	agreed to become a Participant bound by these Rules;
(b)	irrevocably offered to acquire Shares:
(i)	under, and subject to, these Rules; and
(ii)	on and subject to the terms and conditions of the Offer; and
(c)	agreed to become a Shareholder of the Company and be bound by the Constitution upon the issue of Shares to the Participant.
7.2	Acceptance by Company
(a)

Subject to the terms and conditions included in an Offer, the Company will register that number of Shares set out in the Application in the name of the relevant Participant or Nominated Party (if applicable). Nothing in any Offer or Application, or in these Rules, will be taken to confer on any Participant or Nominated Party (if applicable) any right or title to or interest in, any Shares until the Shares are so registered.

(b)

The Company will give notice, or cause notice to be given (including via a Holding Statement), to a Participant (or any person authorised to receive such notice on the Participant's behalf), in accordance with the Listing Rules, of the registration in the Participant's name of Shares issued under the Plan, including information on the following:

(i)	the number of Shares issued to the Participant;
(ii)	the date of issue of those Shares;
(iii)	the Share Vesting Conditions (if any) attaching to the Shares;
(iv)	the Vesting Period (if any) applicable to the Shares;
(v)	if the Shares will be subject to any restrictions on disposal; and
(vi)	any other specific terms and conditions applicable.

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7.3	Clearance of Issue Price

The Company is not obliged to issue Shares to the Participant until payment of the Issue Price (if any) is received by the Company in cleared funds.

7.4	Shares to rank equally

Unless otherwise determined by the Board at the time of an Offer, all Shares issued pursuant to the Offer will rank equally with existing Shares on and from their date of issue.

8Share Vesting Conditions

8.1	Conditions

The Board may offer Shares with such conditions relating to the Shares, including as to Dealing or forfeiture, as determined by the Board from time to time.

8.2	Compliance by Participant

Each Participant undertakes to:

(a)	only Deal in the Shares as permitted by the Share Vesting Conditions (if any); and
(b)	observe all Share Vesting Conditions attached to the Shares issued to them.
8.3	No hedging

If restricted by Applicable Law or any policy of the Group Company, a Participant may not enter into any arrangement for the purpose of hedging, or otherwise affecting their economic exposure to any Unvested Shares.

8.4	Refusal to register transfer
(a)

If the Company is listed on the ASX, subject to the ASX Listing Rules, the Company must refuse to register a paper-based transfer, and must apply or cause to be applied a Holding Lock to prevent a transfer, of any Shares to which Share Vesting Conditions attach, and the Board on behalf of the Company may take any other steps that it considers necessary or appropriate, to enforce and give effect to any Dealing restrictions under the Share Vesting Conditions.

(b)	Each Participant irrevocably authorises the Board on behalf of the Company to apply a Holding Lock to any Shares to which Share Vesting Conditions attach held by that Participant.
8.5	Retention of Holding Statements
(a)

If the Company is listed on the ASX, until any Share Vesting Conditions for a Share (including in relation to any Dealing) are satisfied, the Company may retain the Holding Statements in relation to the Share and any Shares issued with respect to the Share under a bonus or rights issue. The Company will promptly deliver any Holding Statements in relation to a Share which it holds to the Participant on the satisfaction of all Share Vesting Conditions for the Share (including in relation to any Dealing) imposed under Rule 8.1.

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8.6	Waiver

The Board may, at its absolute discretion, by notice to the Participant, reduce or waive the Share Vesting Conditions attaching to Shares in whole or in part at any time and in any particular case, which may be subject to Shareholder Approval.

8.7	Vesting
(a)	Subject to Rules 8.6, 8.7(b) and 19, any Shares offered under the Plan will not vest unless any Share Vesting Conditions have been satisfied, reached or met.
(b)

If the grant or offer of Shares is subject to Share Vesting Conditions, the Company must give a Participant a Vesting Notice upon the Share Vesting Conditions relating to the Shares issued (or transferred) to the Participant having been satisfied, or waived by the Board.

8.8	Shares cease to be subject to Shares Vesting Conditions

On the earliest of:

(a)	a determination by the Board that any Share Vesting Conditions have been satisfied, reached or met; and
(b)	the Board making a determination to waive any applicable Share Vesting Conditions under Rule 8.6,

then:

(c)	the relevant Shares become Vested Shares and cease to be subject to the restrictions under this Rule 8 and the forfeiture provisions under Rule 9 (except to the extent provided for by Rule 21); and
(d)	the Board must, as soon as reasonably practicable, lift the Holding Lock in respect of the relevant Shares and must notify the holder of the Shares that the Holding Lock has been lifted.
8.9	Notification upon request by Participant

The Company must, if requested, notify the holder of the Shares of the particular time when the Holding Lock was lifted under Rule 8.8.

9Forfeiture of Shares

9.1	Forfeiture of Unvested Shares

If a Participant holds any Unvested Shares, the Participant's ownership of those Unvested Shares will be forfeited by the Participant (or any person claiming through the Participant) to the Company (or otherwise as directed by the Board) on the earliest of:

(a)

the Board determining that any Share Vesting Condition applicable to the Unvested Shares has not been satisfied, reached or met in accordance with its terms or is not capable of being satisfied, reached or met;

(b)	the Participant becoming a Bad Leaver;
(c)	the Unvested Shares being forfeited in accordance with Rule 18;

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(d)	the Unvested Shares being forfeited in accordance with Rule 19;
(e)	the Unvested Shares being forfeited in accordance with Rule 20; or
(f)	unless the Board determines otherwise:
(i)	the Participant purporting to Deal in the Unvested Shares in breach of the Share Vesting Conditions attaching to those Unvested Shares, other than as permitted under these Rules;
(ii)	the Board providing written notice under Rule 21(a); or
(iii)	the Participant purporting to enter into any arrangement in respect of the Unvested Shares in breach of Rule 8.3.
9.2	Treatment of Forfeited Shares
(a)	As soon as reasonably practicable after Forfeited Shares are forfeited, the Company must:
(i)	sell those Forfeited Shares in the ordinary course of trading on the stock market of the ASX or NASDAQ;
(ii)	buy-back and cancel the Forfeited Shares;
(iii)	if a Trust has been established, transfer those Forfeited Shares to the Trustee; or
(iv)	deal with the Forfeited Shares in any other manner determined by the Board from time to time.
(b)

For the avoidance of doubt, the Company will hold full legal and beneficial title to any Forfeited Shares which are transferred to the Company pursuant to any power of attorney granted by a Participant at all times until those Forfeited Shares are disposed of by the Company.

9.3	Effect of forfeiture

For the avoidance of doubt, no consideration or compensation will be payable to a Participant for or in relation to the forfeiture by the Participant of ownership of Shares held under the Plan.

9.4	Conditions on forfeiture

In making any determination as to the forfeiture or otherwise of the ownership of Shares or other entitlements under Rule 9 the Board may impose any conditions that it thinks fit.

10Voting rights and dividends of Shares

(a)

Unless otherwise resolved by the Board when it makes an Offer, and subject to the terms of issue of the relevant Shares, a Participant is entitled to notice of a meeting of the Shareholders of the Company and may exercise (whether in person or by proxy) any voting rights attaching to the Shares registered in the Participant's name which were the subject of the Offer.

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(b)

The Board may determine, at the time of an Offer of Shares to a Participant, whether the Participant is entitled to all dividends declared or paid on Unvested Shares (including whether any such dividends are to be held in escrow until the Shares are fully vested).

11Rights issues and bonus issues

(a)

Subject to paragraph (b), unless otherwise resolved by the Board when it makes an Offer, a Participant who holds the Shares issued pursuant to the Offer has the same entitlement as any other Shareholder in the Company to participate in any rights issue or bonus issue, provided however, if the Shares held by the Participant are subject to any Share Vesting Conditions or any restrictions on sale imposed under Rule 8.1, any shares issued to a Participant under the rights issue or bonus issue will be subject to these Rules and deemed to have the same Share Vesting Conditions and restrictions attached as if those shares were Shares issued under the Offer made to the Participant.

(b)

If the Shares are held by the Trustee on behalf of a Participant, in order for the Participant to participate in any rights issue or bonus issue (through the Trustee), such Shares held by the Trustee must be, at the date of the rights issue or bonus issue, allocated to a Participant and not be subject to any Share Vesting Conditions.

12Capital reconstructions

In the event of a capital reconstruction, subject to any provision in the Listing Rules, the Board may adjust any or all of the number of Shares issued pursuant to the Offer to a Participant as the Board deems appropriate.

13Issue of Options or Rights

13.1	Acceptance by Participant

By accepting an Offer in accordance with Rule 6.1, the Participant and the Nominated Party (if applicable) will be taken to have:

(a)	agreed to become a Participant bound by these Rules;
(b)	irrevocably offered to acquire the Shares, Options or Rights (and the Shares upon the exercise of Options or Rights) the subject of the Offer:
(i)	under, and subject to, these Rules; and
(ii)	on and subject to the terms and conditions of the Offer.
13.2	Acceptance by Company

Unless provided for otherwise in an Offer, the Company will be deemed to have accepted a Participant’s Application upon the issue to the Participant (or Nominated Party, if applicable), of the Awards subject to the Application, and the notification to the Participant and Nominated Party (if applicable) of the issue of the Awards (including via the issue of a Certificate). Nothing in any Offer or Application, or in these Rules, will be taken to confer on any Participant or Nominated Party (if applicable) any right or title to or interest in, any Awards until they have been issued and notice is provided.

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13.3	Certificates

The Company must give a Participant a Certificate in respect of Options and Rights issued to them.

13.4	Interest in Shares

A Participant has no right or interest in a Share the subject of an Option or Right held by the Participant unless and until the Option or Right is exercised and the Share is issued. Nor does the holder of an Option or Right have any rights to dividends, rights to vote or rights to the capital of the Company as a Shareholder as a result of holding an Option or a Right. Subject to the Corporations Act and the Constitution, a Participant will not, as a holder of an Option or a Right, have any right to attend to vote at general meetings of holders of Shares.

14Exercise of Options and Rights

14.1	Exercise
(a)	Subject to Rules 4.1, 14.2 and 18, a Participant will be entitled to exercise:
(i)	an Option if they have received a Vesting Notice confirming that any Option Vesting Conditions have been satisfied or waived;
(ii)	a Right if they have received a Vesting Notice confirming that any Right Vesting Conditions have been satisfied or waived; and
(iii)	it is otherwise capable of exercise in accordance with the terms of the relevant Offer and the Rules.
(b)

Once an Option or Right is capable of exercise in accordance with this Rule 14.1, it may be exercised at any time up until 5.00 pm (Australia Eastern Time) on the Last Exercise Date, subject to these Rules.

14.2	Adjustment to terms of exercise
(a)

The Board will have the power to make adjustments to or vary the terms of exercise of an Option or a Right, including reducing or waiving the Option Vesting Conditions attaching to Options or Rights Vesting Conditions attaching to Rights in whole or in part at any time and in any particular case. Any proposed variation or adjustment will be subject to any requirements of the Corporations Act and/or the Listing Rules (including shareholder approval pursuant to Listing Rule 6.23.4 if the Company is listed on the ASX).

(b)

No adjustment or variation of the terms of exercise of an Option or a Right will be made without the consent of the Participant who holds the relevant Option or Right if such adjustment or variation would have a materially prejudicial effect upon the Participant (in respect of his or her outstanding Options or Rights), other than an adjustment or variation introduced primarily:

(i)	for the purpose of complying with or conforming to present or future Applicable Law governing or regulating the maintenance or operation of the Plan or like plans;
(ii)	to correct any manifest error or mistake; or

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(iii)

to enable a member of the Group to comply with the Corporations Act, the Listing Rules, applicable foreign law, or a requirement, policy or practice of the ASIC or other foreign or Australian regulatory body.

14.3	Exercise of Options or Rights

Options or Rights granted to a Participant may only be exercised by delivery to the Company Secretary (at a time when the Options or Right may be exercised) of:

(a)

the Certificate for the Options or Rights or, if the Certificate for the Options or Rights has been lost or destroyed, a declaration to that effect, accompanied by an indemnity in favour of the Company against any loss, costs or expenses which might be incurred by the Company as a consequence of its relying on the declaration that the Certificate has been lost or destroyed;

(b)	a Notice of Exercise signed by the Participant; and
(c)

payment to the Company of an amount in cleared funds equal to the Exercise Price multiplied by the number of Options or Rights which are being exercised unless there is no Exercise Price payable in respect of the Options or Rights to be exercised.

14.4	Cashless exercise of Options or Rights

In lieu of paying the aggregate Exercise Price to purchase Shares under Rule 14.3(c), the Board may, in its sole and absolute discretion, permit a Participant to elect to receive, without payment of cash or other consideration, upon surrender of the applicable portion of exercisable Options or Rights to the Company, a number of Shares determined in accordance with the following formula (a Cashless Exercise):

where:

A =	the number of Shares (rounded down to the nearest whole number) to be issued to the Participant pursuant to this Rule 14.4;
B =	the number of Shares otherwise issuable upon the exercise of the Option or Right (as applicable) or portion of the Option or Right (as applicable) being exercised;
C =	the Market Value of one Share determined as of the date of delivery to the Company Secretary of the items referred to in Rules 14.3(a) and 14.3(b); and
D =	the Exercise Price.

For example only: If a Participant holds 50 Options capable of exercise, each with an Exercise Price of $1.00 and they elect to exercise all of their Options by paying the Exercise Price, they would pay $50 and receive 50 Shares. However, if the Participant elects their rights under the Cashless Exercise, and the Market Value of one Share prior to exercise is $1.50, the Participant will pay no cash and receive 16 Shares (being 50($1.50 - $1.00)/$1.50 = 16.67, rounded down to 16 Shares).

For greater certainty, upon the Cashless Exercise of an Option or Right (or portion thereof) (as applicable), the total number of Shares that may be issued pursuant to the exercise of Options under the Plan, as set forth in Rule 14.3, will be reduced by the total

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number of Shares with respect to which the Option or Right (or portion thereof) (as applicable) was surrendered.

Note: The Company should obtain tax and accounting advice prior to the Board exercising its discretion under this Rule to permit a Cashless Exercise of Options or Rights (as applicable) to ensure that the Cashless Exercise is implemented in a manner to achieve the desired tax and accounting outcomes at the time.

14.5	Loans and security
(a)

The Company or any of its Subsidiaries may agree to assist a Participant to fund the Exercise Price to purchase Shares under Rule 14.3(c) in such manner as the Board may determine, and the Company (or its Subsidiary) may take security over the purchased Shares in connection with such assistance. Any such loan will be subject to:

(i)	the loan being a limited recourse loan;
(ii)	unless otherwise agreed by the Board in its sole discretion, be made solely to the Participant and in the name of the Participant.
(iii)

the Participant complying with the requirements relating to the loan set out in an Offer Document, or any other relevant documentation issued by the Company in respect of the offer, including entering into a loan agreement evidencing the loan with the Company; and

(iv)

the Company or its Subsidiary complying with the requirements of the Corporations Act or any other Applicable Law in relation to financial assistance and loans offered in connection with an employee share scheme.

Note: The Company should obtain tax advice prior to offering any loans to ensure that it is implemented in a manner to achieve the desired tax outcomes at the time.

14.6	One or several parcels

Subject to Rule 14.1, Options or Rights may be exercised in one or more parcels of any size, provided that the number of Shares issued upon exercise of the number of Options or Rights in any parcel is not less than a Marketable Parcel.

14.7	Vesting
(a)

If the grant or offer of Options or Rights is subject to Option Vesting Conditions or Right Vesting Conditions respectively, the Company must give a Participant a Vesting Notice upon the Option Vesting Conditions relating to the Options Vesting Conditions or the Right Vesting Conditions relating to the Options or Rights issued (or transferred) to the Participant having been satisfied, or waived by the Board.

(b)	The Board may also set out in the Vesting Notice whether the Shares to be issued or transferred to the Participant will be subject to restrictions on disposal.

Note: If there are disposals on restrictions on the Shares it may facilitate deferred taxiing treatment.

14.8	Issue of Shares
(a)	If the items specified in Rule 14.3 are delivered in accordance with that Rule, the Company will, subject to Rule 4.1 and the Listing Rules (if relevant):

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(i)

within 15 Business Days of delivery of the documents referred to in Rule 14.3 issue to the Participant the Shares credited as being fully paid in respect of which the Options or Rights are exercised together with any additional Shares an entitlement to which has arisen under Rule 17 in consequence of the exercise of the Options or Rights; and

(ii)

cancel the Certificate delivered pursuant to Rule 14.3(a) and, if any Options or Rights held by the Participant have not lapsed and remain unexercised, deliver to the Participant a replacement Certificate reflecting the number of those Options or Rights which remain unexercised.

(b)	If:
(i)	the items specified in Rule 14.3 are delivered in accordance with that Rule;
(ii)

the Participant has provided written notice to the Company that it elects for the Shares to which it would have been entitled upon exercise of the Options or Rights to be issued to another person who is a Participant instead of to the Participant (Nominated Recipient) and the Nominated Recipient has provided its consent to become a Shareholder of the Company and be bound by the Constitution upon the issue of Shares, then the Company may, subject to Rule 4.1 and the Listing Rules (if relevant):

(iii)

within 15 Business Days of delivery of the documents referred to in Rule 14.3 issue to the Nominated Recipient the Shares credited as being fully paid in respect of which the Participant’s Options or Rights are exercised together with any additional Shares an entitlement to which has arisen under Rule 17 in consequence of the exercise of the Options or Rights; and

(iv)

cancel the Certificate delivered pursuant to Rule 14.3(a) and, if any Options or Rights held by the Participant have not lapsed and remain unexercised, deliver to the Participant a replacement Certificate reflecting the number of those Options or Rights which remain unexercised, but the Company has no obligation to issue the Shares to the Nominated Recipient and, if it refuses to do so (in its absolute discretion), it must issue the Shares to the Participant in accordance with Rule 14.8(a).

14.9	Agrees to become a member

Upon issue of Shares under the Plan, a Participant agrees to become a member of the Company and be bound by the Constitution.

14.10	Equal rank

A Share issued on exercise of an Option or Right will rank equally in all respects with Shares already on issue on the date of issue of the Shares, except for entitlements which had a record date before the date of issue of that Share.

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15Lapse of Options and Rights

15.1	Lapse of Options or Rights

Unless otherwise specified in the Options Vesting Conditions, or Right Vesting Conditions or determined otherwise by the Board an Option or a Right lapses on the earlier of:

(a)

the Board determining that any Option Vesting Condition applicable to the Option or any Right Vesting Condition applicable to the Right has not been satisfied, reached or met in accordance with its terms or is not capable of being satisfied, reached or met;

(b)	the day immediately following the Last Exercise Date; or
(c)	the Option or Right lapsing in accordance with Rule 18, 19 or 20.
15.2	On lapsing

Where a Participant’s Options or Rights have lapsed under Rule 15.1:

(a)	all rights of a Participant under the Plan in respect of those Options or Rights are forfeited; and
(b)	the Company will:
(i)	notify the Participant that the Options or Rights have lapsed;
(ii)	cancel the Options or Rights;
(iii)	if only part of the Options or Rights covered by a Certificate have lapsed, issue a Certificate stating the remaining number of Options or Rights held by the Participant that have not lapsed; and
(iv)	not be liable for any damages or other amounts to the Participant in respect of the Options or Rights.

16Dealings with Options and Rights

16.1	No Dealing
(a)	A Participant may not engage in any Dealing with any Options or Rights issued under the Plan, unless:
(i)

the prior consent of the Board is obtained, which consent may impose such terms and conditions on such assignment, transfer, novation, encumbrance or disposal as the Board sees fit in its sole and absolute discretion; or

(ii)	such assignment or transfer occurs by force of law upon the death of a Participant to the Participant's legal personal representative.
(b)	Unless otherwise decided by the Board, where a Participant purports to Deal with an Option or Right other than in accordance with Rule 16.1(a), the Option or Right immediately lapses.

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16.2	No hedging

If restricted by Applicable Law, a Participant may not enter into any arrangement for the purpose of hedging, or otherwise affecting their economic exposure to any Options or Rights.

17Participation rights in new issues, reorganisations of capital and winding up

17.1	Application of this Rule

This Rule 17 applies to Participants who hold Options or Rights that they have not yet exercised and which have not lapsed.

17.2	New issues
(a)	Participants holding Options or Rights are not entitled to participate in any new issue of securities to existing holders of Shares in the Company unless:
(i)	they have become entitled to exercise their Options or Rights under the Plan; and
(ii)	they exercise their Options or Rights and receive Shares before the record date for the determination of entitlements to the new issue of securities and participate as a holder of Shares.
(b)	In accordance with the Listing Rules, the Company will give Participants notice of any new issue of securities before the record date for determining entitlements to the new issue.
17.3	Pro rata issues

If the Company makes a pro rata issue of Shares (except a bonus issue) to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option or Right before the record date for determining entitlements to the pro rata issue, the Exercise Price of the Option or Right will be reduced according to the formula specified in the Listing Rules and otherwise in accordance with Applicable Law.

17.4	Bonus issues

If the Company makes a bonus issue of Shares to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option or Right before the record date for determining entitlements to the bonus issue, then the number of underlying Shares over which the Option or Right is exercisable will be increased by the number of Shares which the Participant would have received if the Participant had exercised the Option or Right before the record date for the bonus issue. No adjustment will be made to the Exercise Price.

17.5	Reorganisation of capital

If there is a reorganisation of the issued capital of the Company (including a consolidation, subdivision, reduction or return) then the rights of a Participant (including the number of Options or Rights to which each Participant is entitled and the Exercise

page | 17

Price) will be changed to the extent necessary to comply with the Listing Rules and any other Applicable Law applying to a reorganisation of capital at the time of the reorganisation.

17.6	Winding up

If a resolution for a members’ voluntary winding up of the Company is proposed (other than for the purpose of a reconstruction or amalgamation) the Board may, in its absolute discretion, give written notice to Participants of the proposed resolution. Subject to the Option Vesting Conditions or Right Vesting Conditions, the Participants may, during the period referred to in the notice, exercise their Options or Rights.

17.7	Fractions of Shares

For the purposes of this Rule 17, if Options or Rights are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant is entitled to subscribe. Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

17.8	Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 17 will be made by the Board and, in the absence of manifest error, are final and conclusive and binding on the Company and the Participant.

17.9	Notice of adjustments

Whenever the number of Shares underlying an Option or Right or the Exercise Price is adjusted pursuant to these Rules, the Company will give notice of the adjustment to the Participant and the ASX and, to the extent required under the applicable Listing Rules of any other established stock exchange or a national market system on which the Shares are listed, any other together with the calculations on which the adjustment is based.

17.10	Accumulation of adjustments

Effect will be given to this Rule 17 in such manner that the effect of the successive application of this Rule 17 will be cumulative, with the intention being that the adjustments that it progressively effects will reflect previous adjustments.

18Cessation of employment

18.1	Cessation of employment

Subject to Rule 18.2, if a Participant who is a Participant or has nominated a Nominated Party to receive Unvested Shares, Options or Rights under the Plan ceases to be an Employee for any reason, then, subject to compliance with the Listing Rules and the Corporations Act any

(a)	Unvested Shares held by the Participant will be forfeited by the Participant in accordance with Rule 9;
(b)	Unvested Options or Unvested Rights held by the relevant Participant will immediately lapse in accordance with Rule 15; and

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(c)	any Vested Options or Vested Rights that have not been exercised will lapse in accordance with Rule 15 on the date the Relevant Person ceases to be an Employee.
18.2	Board discretion
(a)	If a Participant who:
(i)	is a Participant; or
(ii)	has nominated a Nominated Party to receive Unvested Shares, Options or Rights under the Plan,

ceases to be an Employee during the Vesting Period, notwithstanding the provisions of Rule 18.1, the Board may, subject to compliance with the Listing Rules and the Corporations Act or any other Applicable Law (which may require Shareholder Approval), determine to treat any Unvested Shares, Options or Rights held by the relevant Participant in any way other than in the manner set out in Rule 18.1, if the Board determines that the relevant circumstances warrant such treatment.

(b)	The Company must, within 14 days of the Board making a determination as to how to treat any Unvested Shares, Options or Rights in accordance with Rule 18.2(a):
(i)	give notice to the Participant affected by the determination of the effect of the determination on the remaining Unvested Shares, Options or Rights held by the Participant; and
(ii)	issue a replacement Certificate for the Unvested Shares, Options or Rights to the extent that the details set out in the Certificate require amendment as a result of the determination.

19Change of Control Event

19.1	Change of Control Event

If a Change of Control Event occurs, the Board may in its sole and absolute discretion, and subject to the Listing Rules determine how Unvested Shares, Unvested Options or Unvested Rights held by a Participant will be treated, including but not limited to:

(a)

determining that Unvested Shares, Unvested Options or Unvested Rights (or a portion of Unvested Shares, Unvested Options or Rights) will vest and become immediately exercisable with such vesting deemed to have taken place immediately prior to the effective date of the Change of Control Event, regardless of whether or not the employment, engagement or office of the Participant is terminated or ceases in connection with the Change of Control Event; and/or

(b)

reducing or waiving any of the Share Vesting Conditions, Option Vesting Conditions or Right Vesting Conditions attaching to those Unvested Shares, Unvested Options or Unvested Rights in accordance with Rule 8.6 or Rule 14.2.

19.2	Notice to Participants

Whether or not the Board determines to accelerate the vesting of any Shares, Options or Rights, the Company must give written notice of any proposed Change of Control Event to each Participant.

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20Breach, fraud or misconduct

If the Board determines that a Participant (or a Participant who has nominated a Nominated Party to receive Shares, Options or Rights under the Plan) at any time:

(a)	has been dismissed or removed from office for a reason which entitles a Group Company to dismiss the Participant (or Participant) without notice;
(b)	has been convicted on indictment of an offence against the Corporations Act in connection with the affairs of a Group Company;
(c)

has had a judgement entered against him or her in civil proceedings in respect of the contravention by the Participant (or Participant) of his or her duties at law, in equity or under statute in his or her capacity as an executive or Director of a Group Company;

(d)	has committed an act of fraud, defalcation or gross misconduct in relation to the affairs of that body corporate (whether or not charged with an offence);
(e)	is in material breach of any of his or her duties or obligations to a Group Company; or
(f)	has done an act which brings a Group Company into disrepute,

the Board may determine that:

(g)	all Unvested Shares held by the relevant Participant will be forfeited by the Participant in accordance with Rule 9;
(h)	all Options or Rights held by the relevant Participant will lapse in accordance with Rule 15.

21Clawback

If the Board becomes aware of a material misstatement in the Company’s financial statements or some other event has occurred which, as a result, means that the Share Vesting Conditions, Option Vesting Conditions or Right Vesting Conditions in respect of certain Vested Shares, Vested Options or Vested Rights were not, or should not have been determined to have been, satisfied, then the Participant will cease to be entitled to those Vested Shares (Affected Shares), Vested Options (Affected Options) or Vested Rights (Affected Rights) and the Board may:

(a)	by written notice to the Participant cancel the relevant Affected Options or Affected Rights for no consideration or determine that the Affected Shares are Forfeited Shares for the purposes of Rule 9;
(b)

by written notice to the Participant require that the Participant pay to the Company the after tax value of the Affected Shares or Affected Options or Affected Rights (and which have been converted into Shares), with such payment to be made within 30 Business Days of receipt of such notice; or

(c)

adjust fixed remuneration, incentives or participation in this Plan of a relevant Participant in the current year or any future year to take account of the after tax value of the Affected Shares, Affected Options or Affected Rights.

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22Amendments of Rules

Subject to and in accordance with the Listing Rules (including any waiver granted under such Listing Rules), the Board (without the necessity of obtaining the prior or subsequent consent or approval of Shareholders of the Company in a general meeting) may from time to time amend (including the power to revoke, add to or vary) all or any provisions of the Rules in any respect whatsoever, by an instrument in writing, provided that rights or entitlements in respect of any Share, Option or Right granted before the date of amendment must not be reduced or adversely affected unless prior written approval from the affected Participant(s) is obtained.

23Administration of Plan

(a)

The Board may appoint for the proper administration and management of the Plan, such persons as it considers desirable and may delegate thereto such authorities as may be necessary or desirable for the administration and management of the Plan.

(b)	Subject to the provisions of the Rules, the Board may make such regulations and establish such procedures for the administration and management of the Plan as they consider appropriate.
(c)	The decision of the Board as to the interpretation, effect or application of the Rules will be final.

24Appointment of trustee

(a)	The Board may at any time:
(i)

appoint a trustee (Trustee) on any terms and conditions which it considers appropriate to do all such things and perform all such functions as it considers appropriate to operate and administer the Plan, including to acquire and hold Shares on behalf of Participants, for transfer to future Participants or otherwise for the purposes of the Plan; and

(ii)	establish a trust (Trust) for the purposes set out in Rule 24(a)(i).
(b)	If the Board appoints a Trustee to hold Shares that are to be delivered to a Participant under this Plan:
(i)	the Shares will be registered in the name of the Trustee and held by the Trustee on trust for that Participant and subject to the trust deed establishing the Trust (Trust Deed);
(ii)	for the avoidance of doubt, to the extent there is any inconsistency between these Rules and any provision of the Trust Deed, the Trust Deed will prevail to the extent of the inconsistency;
(iii)

where any provision of this Plan refers to granting, issuing, transferring or allotting Shares to, or holding, acquiring, receiving, subscribing for or disposing of Shares by the Participant, it will mean granting, issuing, transferring or allotting Shares to, or holding, acquiring, receiving, subscribing for or disposing of Shares by, the Trustee on behalf of that Participant;

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(iv)	unless the context requires otherwise, any other Rule of this Plan that refers to the Participant will mean the Trustee on behalf of that Participant; and
(v)

the Trustee on behalf of each Participant will be entitled to any rights which accrue to Shares held for the benefit of that Participant and will exercise those rights in accordance with the Trust Deed.

Note: The Company should obtain tax advice prior to the Board establishing a trust to ensure that it is implemented in a manner to achieve the desired tax outcomes at the time.

25Rights of Participants

Neither participation in the Plan by a Group Company or any Participants or holders of an Award or anything contained in these Rules will in any way prejudice or affect the right of a Group Company to dismiss any Participant or holder of an Award or to vary the terms of employment of any Participant or holder. Nor will participation or the rights or benefits of a Participant or holder of an Award under the Rules be relevant to or used as grounds for granting or increasing damages in any action brought by a Participant or holder of an Award against a Group Company whether in respect of any alleged wrongful dismissal or otherwise.

26Attorney

Each Participant, in consideration of an Offer:

(a)

irrevocably appoints the Company and any person nominated from time to time by the Company (each an "attorney"), severally, as the Participant's attorney to complete and execute any documents including Applications for Shares and Share transfers and to do all acts or things on behalf of and in the name of the Participant which may be convenient or necessary for the purpose of giving effect to the provisions of these Rules;

(b)	covenants that the Participant will ratify and confirm any act or thing done pursuant to this power;
(c)	releases each member of the Group and the attorney from any liability whatsoever arising from the exercise of the powers conferred by this Rule; and
(d)	indemnifies and holds harmless each member of the Group and the attorney in respect thereof.

27ASIC relief

Notwithstanding any other provisions of the Plan, every covenant or other provision set out in an exemption or modification granted from time to time by the ASIC in respect of the Plan pursuant to its power to exempt and modify the Corporations Act and required to be included in the Plan in order for that exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this Rule to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision shall prevail.

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28Notices

Any notice to Participants may be given in such manner as the Board determines.

29Governing Law

This Plan is governed by the laws of New South Wales.

30International Participants

Notwithstanding any provision of the Plan to the contrary, the Board, in its sole discretion, shall have the power and authority to establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable in order to comply with the laws or practices of countries other than Australia. Any subplans and modifications to the Rules established hereunder shall be attached to, and incorporated into, the Plan as appendices or schedules.

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Schedule 1Dictionary

1Dictionary

In these Rules, unless the context otherwise requires, the following terms and expressions will have the following meanings:

Affected Options has the meaning given to it in Rule 21.

Affected Rights has the meaning given to it in Rule 21.

Affected Shares has the meaning given to it in Rule 21.

Applicable Law means any one or more or all, as the context requires of:

(a)	the Corporations Act;
(b)	the Corporations Regulations;
(c)	the Listing Rules;
(d)	the Constitution;
(e)	the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth);
(f)

any practice note, policy statement, regulatory guide, class order, declaration, guideline, policy, procedure, ruling, judicial interpretation or other guidance note made to clarify, expand or amend (a), (b), (c) and (e) above; and

(g)	any other legal requirement that applies to the Plan.

Application means a duly completed and executed application for the issue of Shares, Options or Rights made by a Participant in respect of an Offer, in the form approved by the Board from time to time.

ASIC means the Australian Securities and Investments Commission.

Associated Entity has the meaning given in section 50AAA of the Corporations Act.

ASX means the Australian Securities Exchange.

ASX Operating Rules means the ASX rules that govern the ASX and its clearing and settlement facilities.

Award means:

(a)	an Option;
(b)	a Right; or
(c)	a Share,

as applicable.

Schedule 1 – Dictionary page | 24

Bad Leaver means a Participant who:

(a)	while employed or engaged by the Company and for a period of 12 months thereafter:
(i)	works for a competitor of the Company; or
(ii)	induces any employee, contractor or consultant of the Company to terminate his or her employment or engagement with the Company;
(b)	terminates (or gives notice of termination of) his or her employment with the Company within 12 months of the issue of any Awards under this Plan;
(c)	is found guilty of fraud or is convicted of an indictable criminal offence; or
(d)

is summarily dismissed for cause (including for wilful misconduct or gross negligence that is or is likely to be harmful to the Company, or for breach of any material term of the Participant’s contract of employment or engagement with the Company).

Board means the board of directors of the Company.

Business Day means a day on which banks are open for general business in Perth, Western Australia, excluding Saturdays or Sundays.

Cashless Exercise has the meaning given in Rule 14.4.

Certificate means a certificate issued under Rule 13.3 in the form approved by the Board from time to time.

Change of Control Event occurs where:

(a)

an offer is made for all Shares pursuant to a takeover bid under Chapter 6 of the Corporations Act which is, or is declared, unconditional, and the bidder under that offer acquires a voting power in the Company of at least 50.1%; or

(b)

the Court sanctions under Part 5.1 of the Corporations Act a compromise or arrangement relating to the Company or a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

(c)

any other merger, consolidation or amalgamation involving the Company occurs which results in the holders of Shares immediately prior to the merger, consolidation or amalgamation being entitled to 50 per cent or less of the voting shares in the body corporate resulting from the merger, consolidation or amalgamation; or

(d)

any Group Company enters into agreements to sell in aggregate a majority in value of the businesses or assets (whether or not in the form of shares in a Group Company) of the Group to a person, or a number of persons, none of which are Group Companies; or

(e)	the Board determines in its reasonable opinion, control of the Company has or is likely to change or pass to one or more persons, none of which are Group Companies.

Company means Vast Renewables Limited ACN 136 258 574.

Schedule 1 – Dictionary page | 25

Constitution means the constitution of the Company (as amended from time to time).

Corporations Act means the Corporations Act 2001 (Cth), as amended from time to time.

Corporations Regulations means the Corporations Regulations 2001 (Cth), as amended from time to time.

Deal or Dealing means, in relation to a Share, Option or Right:

(a)

to sell, transfer, assign, novate, swap, declare a trust over, grant a Security Interest over, dispose of or otherwise alienate or deal with any legal or equitable interest in the Share, Option or Right (as applicable); or

(b)	taking any steps or attempting to do any of the things set out in paragraph (a).

Directors means the directors of the Company.

Employee means a person who is an employee or director of, or an individual who provides services to, a Group Company.

Exercise Price means the exercise price of an Option or Right.

First Acceptance Date means the first date that an eligible Employee may accept an Offer.

Final Acceptance Date means the final date that a Participant may accept an Offer.

First Exercise Date with respect to an Option or Right means:

(a)	the date specified in an Offer or Certificate;
(b)	subject to paragraph (c), if no date is specified in an Offer or Certificate, the date of issue of the Option or Right; or
(c)	the date determined under these Rules (if any).

Forfeited Shares means the Shares the ownership of which has been or is required to be (as the case maybe) forfeited under the Rules.

Grant Conditions means the conditions (if any) determined by the Board and specified in the Offer which are, subject to these rules, required to be satisfied, reached or met before a Share, Option or Right will be granted.

Group means the Company and its Associated Entities and Group Company means the Company or any of its Associated Entities.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Holding Lock means a mechanism arranged or approved by the Board and administered by the Company (including through its share registry) that prevents Shares being disposed of by a Participant.

Holding Statement means a statement issued by the share registry of the Company detailing a Participant’s holding of Shares.

Schedule 1 – Dictionary page | 26

Issue Cap means the issue cap for offers involving Monetary Consideration under section 1100V of the Corporations Act.

Issue Price means the amount (if any) payable per Share, Option or Right by a Participant on application for Shares, Options or Rights offered under an Offer.

Last Exercise Date with respect to an Option or Right means:

(a)	the date specified in an Offer or Certificate;
(b)	subject to paragraph (c), if no date is specified in an Offer or Certificate, the date two years after the First Exercise Date; or
(c)	the date determined under Rule 18 (if any).

Liable Person means:

(a)	a person named, with their consent, in the terms and conditions or in the Offer Document as a proposed director of the Company; and
(b)	a person named, with their consent, in the terms and conditions or the Offer Document as having made:
(i)	a misleading or deceptive statement; or
(ii)	a statement on which a misleading or deceptive statement is based.

Listing Rules means the official listing rules of the Australian Securities Exchange as amended from time to time or the official listing rules of the NASDAQ as amended from time to time or any established stock exchange or a national market system on which the Shares are listed (as applicable).

Loss means all losses, liabilities, damages and claims, and all related costs and expenses (including any and all reasonable legal fees and reasonable costs of investigation, litigation, settlement, judgment, appeal, interest and penalties).

Market Value means, in relation to a Share, the volume weighted average closing sale price of a Share sold on ASX on the last 5 trading days on which sales were recorded immediately before the relevant date.

Marketable Parcel has the meaning given to that term in the ASX Operating Rules, as amended from time to time.

Monetary Consideration means monetary consideration payable by the Participant in respect of the issue or transfer of a Share, Option or Right and/or the monetary consideration payable by the Participant on the exercise of an Option or Right.

Nominated Party means, in respect of a Participant:

(a)	a spouse, parent, child or sibling of the Participant;
(b)	a body corporate controlled by a Participant or a person mentioned in paragraph (a) above; or
(c)	a corporate trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993) where the Participant is a director of the trustee.

Schedule 1 – Dictionary page | 27

Nominated Recipient has the meaning given in Rule 14.8(b)(i).

Notice of Exercise means a duly completed and executed notice of exercise of an Option or Right in the form approved by the Board from time to time.

Offer means an offer made to a Participant to subscribe for one or more Shares, Options or Rights under the Plan.

Offer Document means an offer document that complies with Rule 5.5 and Applicable Law and is otherwise in the form approved by the Board from time to time.

Option means an option granted pursuant to these Rules to subscribe for one Share upon and subject to the terms of these Rules and the terms of the Offer.

Option Vesting Condition means the performance, vesting or other conditions (if any) as determined by the Board (in its absolute discretion) and set out in the Certificate or Offer which are, subject to these Rules, required to be satisfied, reached or met before an Option vests and can be exercised.

Participant means an Employee whom the Board determines is to be issued Awards under the Plan to whom Shares, Options or Rights have been granted under the Plan, or if Rule 5.10 applies, a Nominated Party of the Participant to whom Shares, Options or Rights have been granted under the Plan.

Plan means the employee equity incentive scheme established in accordance with these Rules.

Relevant Person means:

(a)	in respect of a Participant, that person; and
(b)	in respect of a Nominated Party of a Participant being a Nominated Party under Rule 5.10, that Participant.

Right means conditional right issued to a Participant under the Plan to receive a Share, subject to the terms of the Offer and these Rules.

Right Vesting Condition means the performance, vesting or other conditions (if any) as determined by the Board (in its absolute discretion) and set out in the Certificate or Offer which are, subject to these Rules, required to be satisfied, reached or met before a Right vests and can be exercised.

Rules means the rules of the Plan set out in this document.

Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature (including the registration and/or perfection of that security interest under the Personal Property Securities Act 2009 (Cth)).

Share means a fully paid ordinary share in the Company.

Share Vesting Conditions means the conditions (if any) determined by the Board and specified in the terms of the Offer under which a Share is offered, limiting the rights of the Participant holding the Share to Deal in the Share or which might result in forfeiture of the Share.

Shareholder means a holder of Shares.

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Shareholder Approval means any prior approvals that need to be obtained from Shareholders of the Company in terms of these Rules before an action is taken or determination made under these Rules and doesn’t contemplate the concept of shareholder approval generally.

Subsidiary has the meaning given to that term in the Corporations Act.

Trust has the meaning given in Rule 24.

Trust Deed has the meaning given in Rule 24.

Trustee has the meaning given in Rule 24.

Unvested Option means an Option that is not a Vested Option.

Unvested Right means a Right that is not a Vested Right.

Unvested Share means a Share that is not a Vested Share.

Vested Option means an Option in respect of which the Board has determined that all the Option Vesting Conditions (if any) have been satisfied or waived.

Vested Right means a Right in respect of which the Board has determined that all the Right Vesting Conditions (if any) have been satisfied or waived.

Vested Share means a Share the subject of an Offer in respect of which the Board has determined that all of the Share Vesting Conditions (if any) attaching to the Share have been satisfied or waived.

Vesting Conditions means the Share Vesting Conditions, Option Vesting Conditions and Right Vesting Conditions.

Vesting Notice means a notice to a holder of a Share, Option or Right that, to the extent specified in the vesting notice, the Share Vesting Conditions or the Option Vesting Conditions or Right Vesting Conditions have been satisfied or waived.

Vesting Period means the period (if any) determined by the Board and specified in the terms of the Offer during which:

(a)	in the case of an Offer of Shares, the Shares will be subject to the Share Vesting Conditions; and
(b)

in the case of an Offer of Options or Rights, any Option Vesting Conditions or Right Vesting Conditions (as applicable) are required to be satisfied (unless waived by these Rules) before the Options or Rights vest and can, between the First Exercise Date and the Last Exercise Date, be exercised.

2Interpretation

In these Rules, the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of these Rules;
(b)	the singular includes the plural and vice versa;

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(c)	words that are gender neutral or gender specific include each gender;
(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;
(e)	the words 'such as', 'including', 'particularly' and similar expressions are not words of limitation;
(f)	a reference to:
(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation, trust or other body corporate;
(ii)	a thing (including but not limited to a chose in action or other right) includes a part of that thing;
(iii)	a party includes its agents, successors and permitted assigns;
(iv)	a document includes all amendments or supplements to that document;
(v)	a rule, term, party, schedule or attachment is a reference to a rule or term of, or party, schedule or attachment to these Rules;
(vi)	these Rules includes all schedules, appendices and attachments to it;
(vii)

a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	a statute includes any regulation, ordinance, by-law or other subordinate legislation under it;
(ix)	an agreement other than these Rules includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and
(x)	a monetary amount is in Australian dollars and all amounts payable under or in connection with these Rules are payable in Australian dollars;
(g)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of the Rules or any part of them;
(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;
(i)	in determining the time of day, where relevant to these Rules, the relevant time of day is:
(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or
(ii)	for any other purpose under these Rules, the time of day in the place where the party required to perform an obligation is located;
(j)	a day is the period of time commencing at midnight and ending immediately before the next midnight is to occur; and

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(k)

if a period of time is calculated from a particular day, act or event (such as the giving of a notice), unless otherwise stated in these Rules, it is to be calculated exclusive of that day, or the day of that act or event.

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1US APPENDIX

This Appendix modifies the Rules as they apply to Participants who are citizens or residents of the United States of America or who are otherwise subject to the U.S. Internal Revenue Code of 1986, as amended (Code), with respect to their Awards (U.S. Participants). Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Plan. Notwithstanding any provision of the Plan to the contrary:

2Certain Definitions.

For purposes of the Rules and this Appendix, unless the context otherwise requires, the following terms and expressions will have the following meanings:

Applicable Law, without limiting the generality of the definition as set forth in Schedule 1, in respect of U.S. Participants for purposes of the Rules, shall include:

(a)	provisions of the Code, the the U.S. Securities Act of 1933 (Securities Act), Securities Exchange Act of 1934, and any rules or regulations thereunder;
(b)	corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign.

Change of Control Event means a Change of Control Event (as defined in the Rules); provided, that with respect to any Award granted to a U.S. Participant that provides for the deferral of compensation subject to Code Section 409A of the Code, if a Change of Control Event constitutes a payment event for such Award (or portion thereof), to the extent required to avoid the imposition of additional taxes under Code Section 409A, a transaction or event shall only constitute a Change of Control Event for purposes of the payment timing of such Award if such transaction or event also constitutes a “change in control event” (within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)).

Code means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

Incentive Stock Option means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

Non-Qualified Stock Option means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

Option means, with respect to U.S. Participants, an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

For the avoidance of doubt,

3Section 409A

Awards granted to U.S. Participants are intended to be exempt from, or comply with, the requirements set forth in Section 409A of the Code, and shall have terms and be

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interpreted, administered and construed consistent with such intent including, without limitation, the following:

(c)

Each Option or any Award that constitutes a “stock right” (for purposes of this Rule, as defined in U.S. Treasury Regulation Section 1.409A-1(b)(5)) granted to a U.S. Participant shall have an Exercise Price per Share that shall not be less than the fair market value per Share subject to the Option on the date of grant (in each case, as determined in a manner consistent with Section 409A of the Code) , unless such Option or Award is otherwise structured to be compliant with Section 409A of the Code.

(d)	No dividends or dividend equivalents may be paid or payable with respect to Options or any other stock rights granted to a U.S. Participant.
(e)

Notwithstanding anything in the Plan to the contrary, to the extent that the payment or settlement of any Award is deferred in accordance with the Plan, such payment or settlement shall be so deferred in a manner intended to comply with Section 409A of the Code. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of any Group Company is subject to Section 409A, and such Award or other amount is payable on account of a holder’s termination or cessation of employment (or any similar term), then (a) such Award or amount shall only be paid to the extent such termination of employment qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the holder’s separation of service, or (ii) the date of the holder’s death. Furthermore, notwithstanding any contrary provision of the Plan or any Offer, any payment of “nonqualified deferred compensation” under the Plan that may be made in instalments shall be treated as a right to receive a series of separate and distinct payments. Without limiting the foregoing, if any provision of the Plan or an Award to a U.S. Participant is or becomes or is deemed to be inconsistent with Section 409A of the Code or an exemption therefrom, such provision shall not apply to the U.S. Participant.

(f)

If any Award would be considered deferred compensation as defined under Section 409A of the Code and would fail to meet the requirements of Section 409A of the Code, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Section 409A of the Code.

(g)

None of the Group Companies, nor any of their respective officers, directors, agents or employees, shall be obligated, directly or indirectly, to any U.S. Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the U.S. Participant or other person on account of any failure of the Plan or any Award to comply with or be exempt from the requirements of Section 409A of the Code or any other section of the Code.

4Incentive Stock Options

Incentive Stock Options within the meaning of Section 422 of the Code may be granted under the Plan only if the Company’s shareholders approve the Plan and this Appendix in the manner and to the degree required under Applicable Law within 12 months after the

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Board approves the Plan and this Appendix. The maximum number of Shares that may be issued upon the exercise of incentive stock options under the Plan, subject to approval by the Company’s shareholders of such limit, shall be 10% of all of the Shares on issue from time to time. If the Company’s shareholders approve such limit, then any Option granted to a U.S. Participant that is intended to qualify as an incentive stock option under Section 422 of the Code shall also be required to meet the requirements of Section 422 and Section 424 of the Code and the regulations promulgated thereunder (to the extent applicable), including without limitation the following:

(a)	The Option must be granted within 10 years from the date of the earlier of the adoption of the Plan or the date of such shareholder approval.
(b)	The Option must not be exercisable after the expiration of 10 years from the date of grant.
(c)

The Option must not be transferable by the individual to whom the Option is granted other than by will or the laws of descent and distribution, and must be exercisable, during such individual’s lifetime, only by such individual.

(d)

The Option must not be granted to an individual who, at the time the option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of shares of the corporation employing such individual or of any related corporation of such corporation, unless the Option meets the requirements under Section 422 of the Code for grants to 10% shareholders.

(e)

To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as non-qualified stock options to the extent required by Section 422 of the Code.

If an Option granted to a U.S. Participant that is intended to qualify as an incentive stock option fails to meet any of the requirements for incentive stock options, it shall be deemed to be a nonqualified stock option for purposes of the Code to the extent of such failure.

5Trusts

Awards granted to U.S. Participants shall not be funded through an employee benefit trust.

6Securities Laws

Any Shares that a U.S. Participant may acquire under the Plan may only be resold in the U.S. pursuant to a registration statement filed under the Securities Act with the U.S. Securities and Exchange Commission and applicable state securities law administrators or under an exemption from securities registration under the Securities Act and applicable state securities laws. All Awards granted to and held by U.S. Participants will be granted, issued and/or administered only in conformance with Applicable Laws (including applicable exchange rules) and such Awards shall be deemed amended as necessary to conform to such Applicable Laws.

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7Clawback

In no way limiting the generality of Rule 21, all Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) Applicable Law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Awards.

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